Exhibit 5.1

June 20, 2016

Pioneer Natural Resources Company

5205 North O’Connor Boulevard, Suite 200

Irving, Texas 75039

Dear Ladies and Gentlemen:

We have acted as counsel for Pioneer Natural Resources Company, a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933 (the “Securities Act”) of the offer and sale by the Company (the “Offering”) of up to 6,037,500 shares of the Company’s common stock, par value $.01 per share (“Common Stock”), (including shares of Common Stock to be issued upon exercise, if any, of the underwriters’ option) (the “Shares”), pursuant to the Underwriting Agreement, dated June 15, 2016 (the “Underwriting Agreement”), by and between the Company and Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC, as representatives of the underwriters named therein (together, the “Underwriters”).

The Shares have been offered for sale pursuant to a prospectus supplement, dated June 15, 2016 (the “Prospectus Supplement”), and filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) on June 17, 2016, to the prospectus (as amended and supplemented by the Prospectus Supplement, the “Prospectus”) that constitutes a part of the Company’s Registration Statement on Form S-3 (Registration No. 333-196430), filed with the Commission on May 30, 2014 (the “Registration Statement”), which Registration Statement became effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act.

We have reviewed originals or copies, certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Certificate of Incorporation of the Company, as amended, and the Fifth Amended and Restated Bylaws of the Company, (ii) certain resolutions adopted by the Board of Directors of the Company relating to the Registration Statement, the Offering and related matters, (iii) certain resolutions adopted by the Pricing Committee of the Board of Directors of the Company relating to the sale of the Shares to the Underwriters, (iv) the Registration Statement, (v) the Prospectus and (vi) such other certificates, instruments and documents as we considered appropriate for the purpose of rendering the opinion hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Richmond Riyadh San Francisco Taipei Tokyo Washington	Trammell Crow Center, 2001 Ross Avenue, Suite 3700 Dallas, TX 75201-2975 Tel +1.214.220.7700 Fax +1.214.220.7716 www.velaw.com

As to any facts relevant to the opinion contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

In connection with rendering the opinion set forth below, we have assumed that (i) all information contained in all documents we reviewed is true, correct and complete, (ii) all signatures on all documents we reviewed are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) all persons executing and delivering the documents we examined were competent to execute and deliver such documents, (vi) all Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Prospectus and the Registration Statement and (vii) the Underwriting Agreement has been duly authorized and validly executed and delivered by the Underwriters.

Based upon such examination and review and the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued and paid for by the Underwriters as contemplated by the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

This opinion is limited in all respects to the General Corporation Law of the State of Delaware, which includes those statutory provisions as well as all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, and the federal laws of the United States of America, and we do not express any opinion as to the applicability of, or the effect thereon of, the laws of any other jurisdiction. We express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom. Our opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Current Report on Form 8-K of the Company dated on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our name under the caption “Legal Matters” in the Prospectus Supplement and the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.